UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 25, 2006


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


           FLORIDA                   0-26509                      65-0601272
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 769-3749
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective May 25, 2006, the Company entered into an Employment Agreement with Daniel A. Roling pursuant to which Mr. Roling shall become the Chief Executive Officer of the Company within ninety-three (93) days of the effective date of the Agreement. Mr. Roling will provide notice of his employment commencement date to the Company no later than June 8, 2006. Pursuant to the terms of the Agreement, Mr. Roling shall also serve as a member of the Board of Directors of the Company commencing upon his becoming Chief Executive Officer. The Agreement is for a term of three years commencing as of May 25, 2006, and terminating on May 24, 2009. The Agreement shall be automatically renewed after the expiration of the initial term for successive two-year terms unless the Board of Directors of the Company elects to terminate the Agreement. Mr. Roling shall earn a base salary of $600,000 per year, which rate of compensation shall be in effect until the termination of the initial term. Thereafter, the base annual salary shall be at the rate determined in good faith by the Company's Board of Directors, but shall not be lower than the base salary in effect at the end of the immediately preceding fiscal year. In addition, for each full fiscal year during which Mr. Roling is employed as the Company's Chief Executive Officer, commencing with the fiscal year ended December 31, 2006, Mr. Roling shall be paid an annual cash bonus in an amount to be determined in good faith by the Board of Directors of the Company, but not more than an amount equal to fifty percent (50%) of the base amount of Mr. Roling's salary. On May 25, 2006, Mr. Roling also received a non-qualified option to purchase 500,000 shares of the Company. The option shall be issued pursuant to the 2004 National Coal Corp. Stock Option Plan and shall have an exercise price of $8.88, which is the closing price of the Company's common stock as reported on the Nasdaq National Market on the date immediately prior to the date of grant. The options shall vest in four equal annual installments on the anniversary of the date of commencement of employment, but shall fully vest upon a change of control. In addition, as an incentive for Mr. Roling to accept his position as Chief Executive Officer, the Company offered Mr. Roling the opportunity to purchase 100,000 shares of common stock of the Company pursuant to the 2004 National Coal Corp. Option Plan, at a price of $8.88 per share, with such offer to remain open until June 16, 2006.

         As additional benefits, Mr. Roling shall also receive the standard package of family insurance benefits which are from time to time provided to other executive employees, including medical and major medical insurance coverage. The Company shall also provide to Mr. Roling long term care and disability income insurance coverage, in an amount equal to not less than eighty percent (80%) of his base annual salary with benefits. Mr. Roling shall also be provided with a company owned and maintained automobile, paid vacation of four
(4) weeks per fiscal year, and key man life insurance as well as directors and officers liability insurance. Pursuant to the terms of the Agreement, the Company also agrees to reimburse Mr. Roling for moving expenses, as well as temporary living expenses and travel expenses.

         In the event that Mr. Roling's employment is terminated other than for bad conduct or because of substantial differences of opinion between Mr. Roling and the Board and/or ownership of the Company, or other circumstances should arise such that Mr. Roling, in good faith, no longer feels that he can function effectively as Chief Executive Officer of the Company, then Mr. Roling shall be entitled to certain severance benefits for a severance period of twelve months. Such severance benefits include a continuation of Mr. Roling's base salary, a prorated annual cash bonus payment, continued insurance coverage, continued use of a company owned and maintained automobile, and immediate vesting of all unvested options and immediate lapse of any forfeiture provision relating to restricted share grants scheduled to vest during the severance period. In the event of a change of control, the Company shall perform an analysis to determine the applicability of Section 4999 of the United States Internal Revenue Code of 1986, and if applicable, shall pay to Mr. Roling a gross-up not to exceed $200,000 such that


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Mr.  Roling  will  retain a net amount  equal to the  payments he is entitled to pursuant to the terms of the Employment Agreement, less income and employment taxes, assuming that the excise tax under Section 4999 didn't apply.

         In the event that Mr. Roling is terminated for bad conduct or because of substantial differences of opinion between Mr. Roling and the Board and/or ownership of the Company, or other circumstances should arise such that Mr. Roling, in good faith, no longer feels that he can function effectively as Chief Executive Officer of the Company, Mr. Roling shall be subject to a non-compete provision with the Company for a period of one (1) year. In addition, in the event that Mr. Roling's employment with the Company is terminated for any reason, the Company shall, upon the request of Mr. Roling, pay for outplacement service for Mr. Roling for a period of twelve (12) months and provide office space and secretarial support to assist Mr. Roling in searching for and obtaining a new position.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     APPOINTMENT OF NEW CEO AND RESIGNATION OF CURRENT CEO

         On May 26, 2006, the Company announced that Daniel A. Roling will be appointed Chief Executive Officer of the Company within ninety-three (93) days of May 25, 2006. Mr. Roling will provide notice of his employment commencement date to the Company no later than June 8, 2006. In addition to becoming the Chief Executive Officer of the Company, Mr. Roling will also be appointed to the Board of Directors of the Company upon his commencement of employment with the Company. On May 26, 2006, the Company also announced that Jon E. Nix, its current Chief Executive Officer and Chairman of its Board of Directors, will resign from his position as Chief Executive Officer of the Company, effective upon Mr. Roling assuming the position of Chief Executive Officer of the Company. Mr. Nix, however, shall remain Chairman of its Board of Directors.

         Daniel Roling comes to the Company after having served as a financial analyst in the metals and mining industries for more than 25 years. He joined Merrill Lynch in 1981 and has since been ranked on both the Institutional Investor's All-American Research Team and the Greenwich Associates' poll. Mr. Roling is also a long standing member of the National Coal Council. He holds a bachelor's degree in accounting from the University of Iowa and an MBA from the University of Kansas. He is a certified public accountant (CPA) and a Chartered Financial Analyst (CFA).

         Mr. Roling did not have any material interest, direct or indirect, in any material transaction to which the Company was a party since January 1, 2005, or which is presently proposed, other than the Employment Agreement described under Item 1.01 to this current report on Form 8-K and the equity compensation arrangements contemplated thereunder.

         There are no understandings or arrangements between Mr. Roling and any other person pursuant to which Mr. Roling was selected as a director. The Board of Directors does not currently have any plans to appoint Mr. Roling to any of its committees. Mr. Roling does not have any family relationship with any director, executive officer or person nominated or chosen by the Company's Board of Directors to become a director or executive officer. Additionally, aside from the Employment Agreement described under Item 1.01 to this current report on Form 8-K, and the equity compensation arrangements contemplated thereunder, the disclosure of which is incorporated in this Item 5.02 by reference, Mr. Roling has never entered into a transaction with the Company, nor is there any proposed transaction between the Company and Mr. Roling.

            A press release announcing Mr. Roling's appointment is attached hereto as Exhibit 99.1.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  99.1 Press Release announcing the Appointment of Daniel Roling as Chief Executive Officer and Director, dated May 26, 2006.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           NATIONAL COAL CORP.



Date:    June 1, 2006                 By:  /S/ T. MICHAEL LOVE
                                           -------------------------------------
                                           T. Michael Love
                                           Chief Financial Officer


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